BankAtlantic Transaction Highlights

Strategically Compelling

- Significantly accelerates BB&T's expansion in Southeast Florida
- BankAtlantic is one of the largest independent Florida banks
- Includes $3.3 billion of deposits across 78 branches and loans totaling $2.1 billion based on 9/30/2011 balances
- Consolidation opportunity

Financially Attractive

- EPS accretive and exceeds BB&T's IRR hurdle
- 90% of deposits are core, low-cost funds with an average cost of 0.26%
- Purchase price equates to a 9% deposit premium

Low Risk Execution

- Excludes all non-performing and other criticized assets identified as of 9/30/2011 and select legal liabilities
- All Parent Company obligations will be excluded
- Conservative loan mark of 7%
- Experienced integration and credit management teams

Accelerates BB&T Franchise Growth in Southeast Florida

Top 15 Banks in Miami, FL MSA(1)

Name	Branches	Deposits ($MM)	Deposit Market Share (%)	% of Total Deposits
1. Wells Fargo & Company	210	$25,732	16.3%	3.3%
2. Bank of America Corporation	207	24,570	15.5	2.6
3. Citigroup Inc.	52	11,071	7.0	3.5
4. SunTrust Banks, Inc.	104	11,028	7.0	8.7
5. JPMorgan Chase & Co.	141	8,579	5.4	1.2
BB&T / BankAtlantic Pro Forma	**134**	**6,422**	**4.1**	**5.6**
6. BankUnited, Inc.	57	5,433	3.4	73.6
7. Regions Financial Corporation	81	4,846	3.1	4.9
8. Mercantil Servicios Financieros	16	4,461	2.8	94.4
9. HSBC Holdings Plc	18	4,245	2.7	5.1
10. Northern Trust Corporation	12	3,854	2.4	12.7
11. PNC Financial Services Group, Inc.	71	3,359	2.1	1.7
12. Ocean Bankshares, Inc.	21	3,305	2.1	100.0
13. Toronto-Dominion Bank	54	3,250	2.1	2.3
14. BB&T Corporation	**64**	**3,240**	**2.1**	**2.9**
15. BankAtlantic	**70**	**3,182**	**2.0**	**92.4**

Pro Forma Florida Branch Footprint



BB&T
BankAtlantic

(1) Includes Miami MSA only. BankAtlantic also operates 8 branches in the Port St. Lucie MSA.
Source: SNL Financial. Deposit data as of June 30, 2011.